EXHIBIT 10.10

MEMORANDUM OF UNDERSTANDING

This memorandum of understanding is designed to express the interest of parties to this memorandum of understanding, hereinafter referred to as, MOU, and the parties being Millennium Group Worldwide, Inc., hereinafter referred to as MGW and The Ministry of Industry of and for the Republic of Angola, hereinafter referred to as MoI.

Whereas, MGW is a corporation domiciled in the State of Florida, United States of America with stakeholders throughout the USA with interest in furthering the development of the continent of Africa, and;

Whereas, The Republic of Angola has many natural resources that have historically been transported in their most raw form to other continents outside of Africa, contributing to the development of economies, infrastructures and overall better quality of life for the citizens of those countries, and;

Whereas, The MoI of Angola recognizes that many of the natural resources lying within The Republic of Angola can have value added, simultaneously creating more jobs and improving the infrastructure and overall economy of Angola, and;

Whereas, The MoI recognizes that if the appropriate planning for outreach to individuals and companies with skills, technology, financial resources and excess capacity is formalized, The Republic of Angola will very likely experience a transformation for the benefit of all of its citizens, and;

Whereas, one strategy for improving the quality of life of the citizens of Angola in the aforementioned areas is the creation of a task force comprised of a representative of MGW and a representative of The MoI, who will in turn identify two and three additional task force members respectively, and;

Whereas, the task force will be charged with identifying and exploring the feasibility of importing technology, excess capacity, skills and direct foreign investments on behalf of The Republic of Angola, and;

Whereas, the tasks force will develop definitive strategies for incorporating the ideas generated through its efforts and is empowered to seek opportunities on behalf of the Republic of Angola and bring conceptual plans to the MoI for approval and submission to the Council of Ministers of The Republic of Angola, and;

Whereas, Millennium Group Worldwide, Inc, and The Ministry of Industry recognize the benefits of the elements of this MoU;

The parties agree to establish the task force and begin work immediately, effective this 5th day of October, 2006.

Signed

By: /s/ Julius Jackson, Sr. _____________ Chairman, for Millennium Group Worldwide Incorporated

By: /s/ _______________________________________ for the Ministry of Industry, the Republic of Angola